Exhibit 99.1

The Charles Schwab Corporation Announces Secondary Offering of its Common Stock

held by an affiliate of The Toronto-Dominion Bank;

Plans $1.5 Billion Stock Repurchase

WESTLAKE, Texas, New York, February 10, 2025—The Charles Schwab Corporation (NYSE: SCHW) (the “Company” or “Charles Schwab”) today announced the commencement of a secondary offering of its common stock through which TD Group US Holdings LLC, an affiliate of The Toronto-Dominion Bank (“TD”), intends to exit its full investment in the Company. The shares being offered by TD will be sold in an underwritten public offering.

TD currently holds 184.7 million shares of the Company’s common stock, representing a 10.1% economic ownership.

Charles Schwab also announced today that it entered into a share repurchase agreement with TD, conditioned on the secondary offering, pursuant to which the Company agreed to repurchase $1.5 billion of its nonvoting common stock directly from TD, in a private transaction, at the price per share at which the shares of common stock are sold to the public in the secondary offering less the underwriting discount (the “Repurchase”). Closing of the Repurchase is expected to occur immediately following the completion of the public offering. The Repurchase will be made under the Company’s existing share repurchase program and will be funded by cash on hand. Following the completion of the Repurchase, the Company expects to have $7.2 billion remaining under its authorized program. Over the course of 2025, the Company expects to continue to pursue opportunistic repurchases where consistent with its expected progress on its key financial objectives.

Following the secondary offering and the Repurchase, TD will have disposed of all of its shares. Charles Schwab will not receive any of the proceeds from the sale of shares of its common stock.

The secondary offering will be led by TD Securities and Goldman Sachs & Co. LLC.

Charles Schwab has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the secondary offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Charles Schwab has filed with the SEC, including the preliminary prospectus supplement dated February 10, 2025, for more complete information about Charles Schwab and this secondary offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request them by contacting: (i) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, telephone: 1 (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; or (ii) Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1 (866) 471-2526, facsimile: (212) 902-9316 or by email at Prospectus-ny@ny.email.gs.com.

This announcement shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements include statements regarding the offering and the Repurchase, the Company’s plans, objectives, expectations and intentions and the financial condition, results of operations and business of the Company. These forward-looking statements are subject to risks and uncertainties, including, among other things, risks related to the ability of the Company to consummate the offering and the Repurchase and the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the SEC and are available on the Company’s website (www.aboutschwab.com/financial-reports) and on the SEC’s website (www.sec.gov). The Company makes no commitment to update any forward-looking statements.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 36.5 million active brokerage accounts, 5.4 million workplace plan participant accounts, 2.0 million banking accounts, and $10.10 trillion in client assets. Through its operating subsidiaries, the Company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products.

Contact Information

MEDIA

Mayura Hooper, 415-667-1525

public.relations@schwab.com

INVESTORS/ANALYSTS

Jeff Edwards, 817-854-6177

investor.relations@schwab.com